UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road,

Xi’an, China 710075

(Address of principal executive offices, including zip code)

86-29-88377216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 30, 2014, SkyPeople Fruit Juice, Inc. (the “Company”) dismissed its independent registered public accounting firm, Paritz & Company, P.A. (“Paritz”), from its engagement with the Company with immediate effect. The decision to dismiss Paritz as the Company’s independent registered public accounting firm was recommended by the audit committee of the board of directors of the Company (the “Audit Committee”), and approved by the board of directors of the Company (the “Board of Directors”) on December 30, 2014. During the Company's three most recent fiscal years ended December 31, 2013, 2012 and 2011 and the subsequent periods through the effective date of the dismissal of Paritz, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference thereto in its reports on the Company’s consolidated financial statements for such periods. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company’s fiscal years ended December 31, 2013, 2012 and 2011 and any subsequent interim period, including the interim period up to and including the effective date of the dismissal of Paritz. The Company provided Paritz with a copy of the disclosure set forth in this report on Form 8-K, and requested that Paritz furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether they agree with the disclosures contained in this 8-K. A copy of Paritz’s letter to the SEC dated December 31, 2014 is filed hereto as Exhibit 16.1. On December 31, 2014, the Company engaged Armanino LLP (“Armanino”) to serve as its independent registered public accounting firm with immediate effect. The decision to engage Armanino as the Company’s independent registered public accounting firm was recommended by the Audit Committee and approved by the Board of Directors on December 30, 2014.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: December 31, 2014	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chairman of the Board of Directors and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

EX-16.1	Letter of Paritz dated December 31, 2014

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